UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 16, 2011 (November 13, 2011)

Identive Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-29440	77-0444317
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900-B Carnegie Avenue, Santa Ana, California		92705
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 250-8888

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 to Current Report on Form 8-K/A (the “Amendment”) amends Item 5.02 of the Current Report on Form 8-K filed by Identive Group, Inc. on November 16, 2011, related to the resignation of Mr. Bernard C. Bailey from the registrant’s Board of Directors. This Amendment is being filed solely to correct a typo in the number of directors who will comprise the Board of Directors following Mr. Bailey’s resignation.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On November 13, 2011, Mr. Bernard C. Bailey, a current director of Identive Group, Inc. (the “Company”), informed the Company that he would be resigning his position as a director of the Company, effective December 31, 2011. His resignation is not the result of any dispute or disagreement with the Company. Following Mr. Bailey’s departure, the Company’s Board of Directors will be comprised of seven directors, with two vacancies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDENTIVE GROUP, INC.

November 16, 2011	By:	/s/ Melvin Denton-Thompson
Melvin Denton-Thompson
Chief Financial Officer